                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) FEBRUARY 7, 2002



                                 UBIQUITEL INC.
                     -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        000-30761                      23-3017909
--------------------------------      ---------------------           -------------------
(State or Other Jurisdiction          (Commission File No.)             (IRS Employer
      of Incorporation                                                Identification No.)


ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA      19428
-----------------------------------------------------------   ---------
         (Address of principal executive office)              (Zip code)


Registrant's telephone number, including area code: (610) 832-3311

                                 NOT APPLICABLE
             -----------------------------------------------------
         (Former Names or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On February 7, 2002, UbiquiTel Inc. (the "Registrant") reaffirmed guidance on its funding position in the following press release:

                      UBIQUITEL REAFFIRMS FUNDING GUIDANCE

CONSHOHOCKEN, PA. - FEBRUARY 7, 2002 - UbiquiTel Inc. (Nasdaq: UPCS), a Sprint PCS Network Partner, today reaffirmed guidance previously issued on its funding position. The company reported that it had cash and cash equivalents totaling approximately $130.0 million and available bank credit facilities of $85.0 million at December 31, 2001 and expects to continue to be overfunded by at least $87.0 million until 2004 when the company expects to be free cash flow positive.

The company also reported that it was considering accelerating its plans to build out its network in Montana and adding incrementally to its existing five markets, and that it was in preliminary discussions with its senior lenders to increase its bank credit facility. If the company proceeds, the additional funding would be contingent on obtaining commitments from lenders, market conditions and other factors.

UbiquiTel previously announced that it will conduct a conference call on Monday, February 25, 2002, at 5:00 p.m. Eastern Time to discuss its results for the three months and year ended December 31, 2001 and discuss guidance for the first quarter of 2002 and the full year 2002. Investors and interested parties may listen to the call via a live webcast accessible through the Company's web site, WWW.UBIQUITELPCS.COM. To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call. The webcast will be archived on the site, while a telephone replay of the call is available for 7 days beginning at 7:00 p.m. Eastern Time, February 25, at 800-633-8284 or 858-812-6440, reservation # 20243585.

UbiquiTel intends to issue a press release summarizing its quarterly results after the market closes on Monday, Feb. 25.

ABOUT UBIQUITEL INC.
UbiquiTel is the exclusive provider of Sprint PCS digital wireless mobility communications network products and services under the Sprint PCS brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 11.1 million residents and cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel's forward-looking statements, including the following factors: UbiquiTel's dependence on its affiliation with Sprint PCS; changes in Sprint's national service plans and fee structure with UbiquiTel; increased competition in UbiquiTel's markets; change in population; UbiquiTel's ability to manage anticipated growth and rapid expansion; changes or advances in technology; and general market and economic conditions. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel's forward-looking statements are included in UbiquiTel's filings with the Securities and Exchange Commission, specifically in the "risk factors" section of UbiquiTel's Registration Statement on Form S-1 as declared effective by the Securities and Exchange Commission on June 7, 2000, and as described in UbiquiTel's definitive proxy statement dated July 16, 2001 filed with the Securities and Exchange Commission in connection with UbiquiTel's 2001 annual shareholders' meeting and the VIA Wireless acquisition.

INVESTOR RELATIONS CONTACTS:                      COMPANY CONTACT:
John Nesbett/Karen Pisciotta                      Brighid de Garay
Lippert/Heilshorn & Associates                    UbiquiTel Inc.
212-838-3777                                      610-832-3311
jnesbett@lhai.com/kpisciotta@lhai.com             info@ubiquitelpcs.com
----------------- -------------------             ----------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UBIQUITEL INC.




Date: February 8, 2002                      By: /s/ JAMES J. VOLK
                                                ------------------------
                                                James J. Volk
                                                Chief Financial Officer